Exhibit 99.1

Change Healthcare Names Diana McKenzie to Board of Directors

Nashville, Tennessee (July 16, 2019) — Change Healthcare Inc. (Nasdaq: CHNG), a leading independent healthcare technology company, announced today that Diana McKenzie has been appointed to the board of directors effective August 1, 2019. Ms. McKenzie is the former chief information officer (CIO) for Workday, Inc., a leading enterprise cloud-based ERP software company, and Amgen Inc., a manufacturer of human therapeutics. She also serves on the board of directors of MetLife, Inc. As a technology executive, Ms. McKenzie possesses a unique blend of digital, risk management and cybersecurity leadership experience gained from scaling and transforming global businesses spanning the life sciences, healthcare and software industries. As the first CIO at Workday, she built and led the IT and security organization to support the company’s growth, and as CIO at Amgen, she spent 12 years applying leading-edge analytics and technologies to further the company’s innovation and market position. Prior to joining Amgen, Ms. McKenzie served for 17 years at Eli Lilly and Company in a variety of IT leadership and cross functional roles.

“Diana is an accomplished technology and business leader who brings deep knowledge as an innovator, with nearly three decades of executive experience in information technology and security,” said Neil de Crescenzo, president and chief executive officer and a member of the board of directors. “I am thrilled to welcome Diana to Change Healthcare’s board of directors and look forward to her guidance and insights as Change Healthcare continues to grow its capabilities and serve its customers.”

“I look forward to working with the board of directors and leadership team at Change Healthcare to advance their strategy to serve patients, providers and health plans as a mission critical partner inspiring a better healthcare system,” said Ms. McKenzie.

Ms. McKenzie has been an active leader in various trade, technology and government organizations and has been recognized by the National Diversity Council as one of the nation’s Most Powerful Women in Technology and by the San Francisco Business Times on their Forever Influential Women’s list.

With the addition of Ms. McKenzie, the Change Healthcare board will be comprised of 11 directors, 10 of whom are independent.

About Change Healthcare Inc.

Change Healthcare is a leading independent healthcare technology company that provides data and analytics-driven solutions to improve clinical, financial and patient engagement outcomes in the U.S. healthcare system. We are a key catalyst of a value-based healthcare system, accelerating the journey toward improved lives and healthier communities. Learn more at changehealthcare.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These forward-looking statements include any statements regarding the use of proceeds from the offerings. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Risk Factors” in Change’s registration statement relating to the offerings. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the registration statement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Source: Change Healthcare Inc.

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Contact

Kerry Kelly

External Communications

339-236-2756

kerry.kelly@changehealthcare.com

Evan Smith

Investor Relations

404-338-2225

Evan.Smith@changehealthcare.com